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                                                                      Exhibit 23


                       Consent of Independent Accountants
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statement of HMI Industries Inc. (the "Company") on Form S-8 (File No. 333- 47153) of our report dated December 8, 1999, on our audits of the consolidated financial statements of the Company, as of September 30, 1999 and 1998 and for each of the three years in the period ended September 30, 1999, included on page 27 of the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 8, 1999 on the Financial Statement Schedule, which appears on page 25 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Cleveland, Ohio
December 8, 1998













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